                                                                    EXHIBIT 99.1

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         The unaudited pro forma condensed combined financial information for the periods indicated below show the effect of Armor Holdings, Inc.'s ("Armor
Holdings") acquisition of Stewart & Stevenson Services, Inc. ("Stewart &
Stevenson") completed on May 25, 2006, for $1,139.0 million in cash, including certain transaction fees. The unaudited pro forma condensed combined balance sheet presents the financial position of Armor Holdings at March 31, 2006, giving effect to the acquisition of Stewart & Stevenson as if it had occurred on such date. The unaudited pro forma condensed combined statements of continuing operations for the three months ended March 31, 2006, and for the year ended
December 31, 2005, give effect to the acquisition of Stewart & Stevenson as if it had occurred on January 1, 2005.

         The unaudited pro forma condensed combined balance sheet as of March
31, 2006, has been prepared by combining the historical condensed consolidated balance sheet of Armor Holdings as of March 31, 2006, with the historical condensed consolidated balance sheet of Stewart & Stevenson as of January 31,
2006. The unaudited pro forma condensed combined statement of continuing operations for the year ended December 31, 2005, has been prepared by combining
Armor Holdings' historical condensed consolidated statement of continuing operations for the year ended December 31, 2005, with the historical condensed consolidated statement of continuing operations of Stewart & Stevenson for the fiscal year ended January 31, 2006. The interim unaudited pro forma condensed combined statement of continuing operations for the three months ended March 31,
2006, has been prepared by combining Armor Holdings' historical condensed consolidated statement of continuing operations for the three months ended March
31, 2006, with Stewart & Stevenson's historical condensed consolidated statement of continuing operations for the three months ended January 31, 2006.
Appropriate pro forma adjustments have been applied to the historical accounts.

         The unaudited pro forma condensed combined financial information is presented for informational purposes only and it is not necessarily indicative of the financial position and results of operations that would have been achieved had the acquisition been completed as of the dates indicated and is not necessarily indicative of our future financial position or results of operations.

         The acquisition of Stewart & Stevenson was structured as a merger, pursuant to which a wholly-owned subsidiary of Armor Holdings was merged with and into Stewart & Stevenson, with Stewart & Stevenson surviving the merger and becoming a wholly-owned subsidiary of Armor Holdings. The acquisition is accounted for under the purchase method of accounting with the assets acquired and liabilities assumed recorded at their estimated fair values. Goodwill is generated to the extent that the merger consideration, including transaction and closing costs, exceeds the fair value of net assets acquired. Armor Holdings is in the process of determining the purchase price allocation, which will allocate the excess of purchase price, including transaction costs, over the fair value of acquired contracts, the tangible and identifiable intangible assets, pension liabilities and deferred tax assets and liabilities acquired to goodwill. Armor
Holdings has not finished this purchase price allocation. Estimates of useful lives and estimated fair values of tangible and amortizable intangible assets will be completed after Armor Holdings obtains third-party appraisals, performs its own internal assessments and reviews all available data. As a result, the final allocation of the excess purchase price over the fair value of the assets acquired could differ from what is presented herein.

         The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements of
Armor Holdings, including related notes thereto, which are included in its
Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and its
Quarterly Report on Form 10-Q for the three months ended March 31, 2006, and the historical consolidated financial statements of Stewart & Stevenson, including related notes thereto, which are included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2006.

              UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
           CONTINUING OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            Historical        Historical
                                               Armor           Stewart &          Pro Forma
                                             Holdings        Stevenson (1)       Adjustments                   Pro Forma
                                          --------------    -------------    -------------------          ------------------

Revenues:
     Aerospace and Defense                  $ 1,188,598        $ 726,352           $   (43,259)      (2)       $  1,871,691
     Products                                   308,878                -                      -                     308,878
     Mobile Security                            139,454                -                      -                     139,454
                                          --------------    -------------    -------------------          ------------------
       Total revenues                         1,636,930          726,352               (43,259)                   2,320,023

Costs and expenses:
    Cost of revenues                          1,248,596          682,592               (43,027)      (2)          1,888,063
                                                                                           (98)      (3)
    Cost of vest exchange program /
      warranty revision                          19,900                -                      -                      19,900
    Selling, general and
     administrative expenses                    139,304           18,031                (4,825)      (3)            152,510
    Amortization                                  8,627            1,183                 23,905      (4)             33,715
    Integration                                   3,669                -                      -                       3,669
    Other charges                                 1,200                -                      -                       1,200
                                          --------------    -------------    -------------------          ------------------
Operating income                                215,634           24,546               (19,214)                     220,966
     Interest expense (income), net               6,281          (1,037)                 17,067      (5)             37,746
                                                                                         15,435      (6)
     Other income, net                          (4,025)                -                      -                     (4,025)
                                          --------------    -------------    -------------------          ------------------
Income from continuing operations
  before provision for income taxes             213,378           25,583               (51,716)                     187,245

Provision for income taxes                       80,868            8,367               (17,797)      (7)             71,438
                                          --------------    -------------    -------------------          ------------------
Income from continuing operations             $ 132,510        $  17,216            $   (33,919)                 $   115,807
                                          ==============    =============    ===================          ==================

Earnings per common share for
  continuing operations:
     Basic                                     $   3.83                                              (8)         $     3.35
     Diluted                                   $   3.70                                              (8)         $     3.23

Weighted average common shares
  outstanding:
     Basic                                       34,602                                                              34,602
     Diluted                                     35,822                                                              35,822

                     See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information

          NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
           CONTINUING OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005

(1) Reflects Stewart & Stevenson's condensed consolidated statement of continuing operations presented for its fiscal year ended January 31, 2006.

(2) Reflects an elimination of revenues and cost of revenues related to the sale of armor systems for military vehicle cabs to Stewart & Stevenson by Armor
Holdings.

(3) Reflects a reduction to depreciation expense of $0.1 million in cost of revenues and $4.8 million in selling, general and administrative expenses due to an increase in the weighted average estimated useful lives of Stewart &
Stevenson's depreciable property and equipment to 19 years, which exceeds the remaining useful life on a historical basis.

(4) Reflects an increase to amortization expense of $23.9 million due to an increase in the fair value of identifiable intangible assets from purchase accounting amortized over their estimated remaining useful lives. See Note 7 to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2006.

(5) Reflects an increase to interest expense of $17.1 million related to new senior bank debt and a new interim term loan used to fund the acquisition of
Stewart & Stevenson. The new senior bank debt was issued by Armor Holdings in
May 2006 and matures in May 2011. The new senior bank debt carries a current variable interest rate of LIBOR plus 1.25%. Pro forma interest expense for the new senior bank debt was based on the historical average one-month LIBOR rate of
3.38% for the year ended December 31, 2005. The new interim term loan was issued by Armor Holdings in May 2006 and matures in June 2006. The new interim term loan carries an interest rate of prime. Pro forma interest expense for the new interim term loan was based on the historical prime rate of 5.28%. If interest rates were to increase or decrease by 1/8%, pro forma income from continuing operations would be $115.5 million and $116.1 million, respectively. See Note 2 to the Unaudited Pro forma Condensed Combined Balance Sheet as of March 31,
2006.

(6) Reflects a reduction of interest income of $15.4 million related to the use of cash, cash equivalents and short-term investments to fund the acquisition of
Stewart & Stevenson.

(7) Reflects the adjustment to the provision for income taxes by applying Armor
Holdings' historical effective tax rate of approximately 37.9% to Stewart &
Stevenson's historical income from continuing operations, considering non-income tax deductible charges, before provision for income taxes and the pro forma adjustments identified in Notes 1 through 6 above.

(8) Basic earnings per common share for continuing operations is computed as follows: income from continuing operations divided by basic weighted average common shares outstanding. Diluted earnings per common share for continuing operations is computed as follows: income from continuing operations divided by diluted weighted average common shares outstanding.

               UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
        CONTINUING OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2006
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            Historical       Historical
                                               Armor          Stewart &          Pro Forma
                                             Holdings       Stevenson (1)       Adjustments                   Pro Forma
                                          --------------    -------------    -------------------          ------------------

Revenues:
     Aerospace and Defense                    $ 345,103         $194,839           $    (2,587)      (2)          $ 537,355
     Products                                    76,836                -                      -                      76,836
     Mobile Security                             23,501                -                      -                      23,501
                                          --------------    -------------    -------------------          ------------------
       Total revenues                           445,440          194,839                (2,587)                     637,692
Costs and expenses:
    Cost of revenues                            340,810          193,243                (2,587)      (2)            531,439
                                                                                           (27)      (3)
    Selling, general and
     administrative expenses                     36,142            4,160                (1,261)      (3)             39,041
    Amortization                                  2,259              323                  5,949      (4)              8,531
    Integration                                     470                -                      -                         470
                                          --------------    -------------    -------------------          ------------------
Operating income (loss)                          65,759          (2,887)                (4,661)                      58,211
     Interest expense (income), net                 259            (591)                  5,297      (5)             10,331
                                                                                          5,366      (6)
     Other income, net                            (807)                -                      -                       (807)
                                          --------------    -------------    -------------------          ------------------
Income (loss) from continuing
  operations before provision (benefit)
  for income taxes                               66,307          (2,296)               (15,324)                      48,687
Provision (benefit) for income taxes             24,898          (2,044)                (4,103)      (7)             18,751
                                          --------------    -------------    -------------------          ------------------
Income (loss)  from continuing
  operations                                   $ 41,409        $   (252)            $  (11,221)                    $ 29,936
                                          ==============    =============    ===================          ==================
Earnings per common share for
  continuing operations:
     Basic                                      $  1.17                                              (8)            $  0.85
     Diluted                                    $  1.11                                              (8)            $  0.80

Weighted average common shares
  outstanding:
     Basic                                       35,342                                                              35,342
     Diluted                                     37,205                                                              37,205

                     See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information

          NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
        CONTINUING OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2006

(1) Reflects Stewart & Stevenson's unaudited condensed consolidated statement of continuing operations presented for the three months ended January 31, 2006.

(2) Reflects an elimination of revenues and cost of revenues related to the sale of armor systems for military vehicle cabs to Stewart & Stevenson by Armor
Holdings.

(3) Reflects a reduction to depreciation expense of $0.1 million in cost of revenues and $1.3 million in selling, general and administrative expenses due to an increase in the weighted average estimated useful lives of Stewart &
Stevenson's depreciable property and equipment to 19 years, which exceeds the remaining useful life on a historical basis.

(4) Reflects an increase to amortization expense of $5.9 million due to an increase in the fair value of identifiable intangible assets from purchase accounting over their estimated remaining useful lives. See Note 7 to the
Unaudited Pro forma Condensed Combined Balance Sheet as of March 31, 2006.

(5) Reflects an increase to interest expense of $5.3 million related to the new senior bank debt used to fund the acquisition of Stewart & Stevenson. The new senior bank debt was issued by Armor Holdings in May 2006 and matures in May
2011. The new senior bank debt carries a current variable interest rate of LIBOR plus 1.25%. Pro forma interest expense for the new senior bank debt was based on the historical average one-month LIBOR rate of 4.61% for the three month period ended March 31, 2006. If interest rates were to increase or decrease by 1/8%, pro forma income from continuing operations would be $29.9 million and $30.0 million, respectively. See Note 2 to the Unaudited Pro forma Condensed Combined
Balance Sheet as of March 31, 2006.

(6) Reflects a reduction of interest income of $5.4 million related to the use of cash, cash equivalents and short term investments to fund the acquisition of
Stewart & Stevenson.

(7) Reflects the adjustment to the provision for income taxes by applying Armor
Holdings' historical effective tax rate of approximately 37.6% to Stewart &
Stevenson's historical income from continuing operations, considering non-income tax deductible charges, before provision for income taxes and the pro forma adjustments identified in Notes 1 through 6 above.

(8) Basic earnings per common share for continuing operations is computed as follows: income from continuing operations divided by basic weighted average common shares outstanding. Diluted earnings per common share for continuing operations is computed as follows: income from continuing operations divided by diluted weighted average common shares outstanding.

           UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF
                                 MARCH 31, 2006
                             (AMOUNTS IN THOUSANDS)

                                           Historical         Historical
                                              Armor           Stewart &          Pro Forma
                                            Holdings        Stevenson (1)       Adjustments                  Pro Forma
                                          --------------    -------------    ------------------          -------------------

CURRENT ASSETS:
    Cash and cash equivalents                 $  97,420         $333,171           $ (340,567)      (2)     $        90,024
    Short-term investment securities            391,500            3,800             (395,300)      (2)                   -
    Accounts receivable (net of
        allowance for doubtful accounts)        212,766           66,244               (1,628)      (3)             277,382
    Inventories                                 232,914           22,140                   996      (4)             256,050
    Prepaid expenses and other current
        assets                                   43,143           11,321                 (189)      (5)              54,275
    Total assets of discontinued
        operations                                    -           33,681                     -                       33,681
                                          --------------    -------------    ------------------          -------------------
      Total current assets                      977,743          470,357             (736,688)                      711,412
Property and equipment (net of
     accumulated depreciation)                   86,644           49,179                     -                      135,823
Goodwill (net of accumulated
     amortization)                              273,806           29,571               631,785      (6)             935,162
Patents, licenses and trademarks (net
     of accumulated amortization)               128,443           14,533               288,547      (7)             431,523
Other assets                                     65,088           14,071                 5,354      (8)              20,119
                                                                                       (3,787)      (9)
                                                                                      (49,342)     (10)
                                                                                         (325)     (11)
                                                                                       (3,098)     (14)
                                                                                       (7,842)      (5)
                                          --------------    -------------    ------------------          -------------------
TOTAL ASSETS                                $ 1,531,724         $577,711            $  124,604                $   2,234,039
                                          ==============    =============    ==================          ===================

CURRENT LIABILITIES:
    Current portion of long-term debt           $   300         $ 25,000               $     -               $       25,300
    Short-term debt                             343,810              158                20,000      (2)             363,968
    Accounts payable                            104,200           64,165               (1,628)      (3)             166,737
    Accrued expenses and other current
        liabilities                              91,341           88,351                 8,376     (12)             194,693
                                                                                         6,375     (13)
                                                                                           250      (8)
    Income taxes payable                          7,715                -                 (189)      (5)               7,526
    Total liabilities of discontinued
        operations                                    -           25,943                     -                       25,943
                                          --------------    -------------    ------------------          -------------------
      Total current liabilities                 547,366          203,617                33,184                      784,167
Long-term debt, less current portion            150,475               65               345,000      (2)             495,540
Other long-term liabilities                      12,086           58,243              (10,774)     (14)              59,555
Deferred income taxes                            46,979                -                99,082      (7)             138,219
                                                                                       (7,842)      (5)
                                          --------------    -------------    ------------------          -------------------
      Total liabilities                         756,906          261,925               458,650                    1,477,481
STOCKHOLDERS' EQUITY
    Common stock                                    415                -                     -                          415
    Additional paid-in capital                  526,904           70,588              (70,588)     (15)             526,904
    Retained earnings                           299,400          277,353             (277,353)     (15)             299,400
    Accumulated other comprehensive
      income (loss)                              20,416         (32,155)                32,155     (15)               2,156
                                                                                      (18,260)     (10)
    Treasury stock                             (72,317)                -                     -                     (72,317)
                                          --------------    -------------    ------------------          -------------------
          Total stockholders' equity            774,818          315,786             (334,046)                      756,558
                                          --------------    -------------    ------------------          -------------------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                     $ 1,531,724         $577,711            $  124,604                 $  2,234,039
                                          ==============    =============    ==================          ===================

                     See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information

          NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 2006

(1) Reflects Stewart & Stevenson's condensed consolidated balance sheet as of
January 31, 2006.

(2) The estimated total purchase price is $1,139.0 million, including $32.8 million of estimated transaction fees for Armor Holdings and Stewart &
Stevenson. Approximately $8.4 million of these transaction costs were accrued at
March 31, 2006. An additional $31.1 million and $3.8 million was paid by Armor
Holdings for Stewart & Stevenson common stock and acquisition transaction fees, respectively, prior to March 31, 2006. The Armor Holdings and Stewart &
Stevenson cash, cash equivalents, short-term investments and cash proceeds from the issuance of $345.0 million in new senior bank debt, net of $5.1 million in debt issue costs, and a $20.0 million new interim term loan, were used as follows:
                                                             (millions)
                                                             ----------

Cash paid for common stock and options outstanding              $ 1,106.2
Armor Holdings transaction fees                                      14.4
Stewart & Stevenson transaction fees                                 18.4
                                                             ------------
            Total purchase price                                $ 1,139.0
                                                             ============

(3) Reflects a decrease in accounts receivable and accounts payable of $1.6 million for the balance due from Stewart & Stevenson for the sale of armor systems for military vehicle cabs.

(4) Reflects an increase on Stewart & Stevenson's inventory balance to its estimated fair value.

(5) Reflects a reclassification of Stewart & Stevenson's income tax receivable and long-term deferred tax asset to partially offset Armor Holdings' income tax payable and long-term deferred tax liability, respectively.

(6) Reflects an increase of $631.8 million to goodwill for the excess of the amount paid to acquire 100% of Stewart & Stevenson's common stock over the fair value of the net tangible and identifiable intangible assets (see Note 7).

(7) Reflects an increase of $288.5 million to the estimated fair value of identifiable intangible assets acquired based upon a preliminary independent appraisal of the existing intangible assets at the acquisition date and an increase in long-term deferred tax liabilities of $99.1 million resulting from the increase in the fair value of the identifiable intangibles with finite lives in excess of their historical tax basis. The appraised fair value of the identifiable intangible assets at the acquisition date consists of customer relationships of $276.0 million with a weighted average useful life of 11 years and trade name and trademarks of $27.1 million with an indefinite useful life.

(8) Reflects an increase in debt issue costs of $5.4 million for new senior bank debt (see Note 2 above), including an accrual of $0.3 million for unbilled debt issue costs.

(9) Reflects a decrease of $3.8 million representing Armor Holdings' transaction fees paid prior to the acquisition date resulting from purchase accounting for the acquisition (see Note 2 above).

(10) Reflects a decrease of $49.3 million representing the fair market value of
Stewart & Stevenson shares owned by Armor Holdings at March 31, 2006, and a decrease of $18.3 million in accumulated other comprehensive income for the elimination of the unrealized gain on Stewart & Stevenson equity securities owned on March 31, 2006, resulting from purchase accounting for the acquisition
(see Note 2 above).

(11) Reflects a decrease of $0.3 million for the elimination of Stewart &
Stevenson's capitalized debt issuance costs related to its revolving line of credit terminated at closing.

(12) Reflects an accrual for $8.4 million of Armor Holdings' estimated unbilled transaction costs related to the Stewart & Stevenson acquisition (see Note 2 above).

(13) Reflects an increase of $6.4 million of cash due to certain Stewart &
Stevenson executives for change of control provisions in their employment contracts to be paid six months after termination of their employment.

(14) Reflects a decrease of $10.8 million and $3.1 million to adjust Stewart &
Stevenson's defined benefit pension and other post retirement obligations and the related deferred tax asset, respectively, to their estimated fair value.

(15) Reflects the elimination of the historical shareholders' equity of Stewart
& Stevenson.